Exhibit 24.1

Each director and officer of the Registrant whose signature appears below hereby appoints Ben Mathews his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any amendments to the registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as such attorney-in-fact deems appropriate, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date indicated next to her signature.

Date: May 27, 2025	By:	/s/ Katherine Anne Thomson
	Name:	Katherine Anne Thomson
	Title:	Executive Director, Chief Financial Officer BP p.l.c.